Exhibit 99.2

XTEND REALITY EXPANSION LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. dollars in thousands, except share and per share data

	As of
	June 30, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,808	$26,496
Short-term restricted deposit	680	642
Trade receivables	13,846	8,573
Contract assets	404	384
Other accounts receivable and prepaid expenses	7,663	2,402
Inventory	9,795	4,621

Total current assets	67,196	43,118

Non-current assets:
Other long-term assets	256	176
Operating lease right-of-use assets	3,024	4,420
Property and equipment, net	1,750	1,250
Intangible assets, net	8,595	9,340
Goodwill	12,965	13,311

Total non-current assets	26,590	28,497

Total assets	$93,786	$71,615

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade payables	$2,302	$1,387
Accrued liabilities and other payables	9,029	8,048
Short-term operating lease liabilities	1,485	1,548
Deferred revenues	4,940	1,940

Total current liabilities	17,756	12,923
Non-current liabilities:
Holdback liability	—	2,973
Long-term operating lease liabilities	1,616	2,775
Deferred tax liability	1,464	1,587
SAFE liability	35,027	—
Warrants liability	1,510	1,057

Total non-current liabilities	39,617	8,392

Total liabilities	57,373	21,315

Commitments and contingencies (Note 8)
Convertible Preferred Shares
Preferred Shares — of NIS 0.01 par value, Authorized: 123,640,377 on June 30, 2026, and 117,720,975 on December 31, 2025, respectively. Issued and outstanding: 118,742,019 on June 30, 2026, and 117,720,975 on December 31, 2025, respectively	137,762	135,309
Total Convertible Preferred Shares	137,762	135,309
Shareholders’ Deficit:
Ordinary shares of NIS 0.01 par value, Authorized: 226,359,623 on June 30, 2026 and 78,354,454 on December 31, 2025. Issued and outstanding 17,645,106 on June 30, 2026, and 16,784,374 on December 31, 2025, respectively	53	48
Additional paid-in capital	7,334	3,932
Accumulated other comprehensive (loss) income	(258)	125
Accumulated deficit	(108,478)	(89,114)

Total shareholders’ deficit	(101,349)	(85,009)

Total liabilities and equity	$93,786	$71,615

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

XTEND REALITY EXPANSION LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

U.S. dollars in thousands, except share and per share data

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
	Unaudited
Revenues	$4,826	$3,673	$10,578	$5,393
Cost of revenues	4,380	4,195	9,662	6,894

Gross profit (loss)	446	(522)	916	(1,501)
Operating expenses:
Research and development	4,643	2,064	8,798	4,071
Sales and marketing	3,627	2,294	6,688	3,968
General and administrative	7,032	1,167	11,466	2,075

Total operating expenses	15,302	5,525	26,952	10,114

Total operating loss	(14,856)	(6,047)	(26,036)	(11,615)
Financial (income) expenses, net	(7,065)	4,200	(6,613)	4,272

Loss before income tax expense	(7,791)	(10,247)	(19,423)	(15,887)
Income (benefit) tax expense	(20)	9	(59)	96

Net loss	$(7,771)	$(10,256)	$(19,364)	$(15,983)

Other comprehensive loss:
Adjustments arising from translating financial statements of foreign operations	$(77)	$—	$(383)	$—

Other comprehensive loss	$(77)	$—	$(383)	$—

Total comprehensive loss	$(7,848)	$(10,256)	$(19,747)	$(15,983)

Net loss per share, basic and diluted	$(0.46)	$(0.86)	$(1.16)	$(1.35)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

XTEND REALITY EXPANSION LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES

AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands, except share and per share data

	Convertible Preferred Shares		Ordinary Shares
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated deficit	Total Shareholders’ Deficit
Balance as of March 31, 2026 (unaudited)	117,720,975	$135,551	16,797,394	$48	$4,992	$(181)	$(100,707)	$(95,848)
Net loss	—	—	—	—	—	—	(7,771)	(7,771)
Foreign currency translation adjustments	—	—	—	—	—	(77)	—	(77)
Exercise of options	—	—	12,312	—	5	—	—	5
Share based compensation	—	—	—	—	1,033	—	—	1,033
Deemed dividend preferred A shares	—	244	—	—	(244)	—	—	(244)
Issuance of holdback shares in connection with business combination	1,021,044	1,967	835,400	5	1,548	—	—	1,553

Balance as of June 30, 2026 (unaudited)	118,742,019	$137,762	17,645,106	$53	$7,334	$(258)	$(108,478)	$(101,349)

	Convertible Preferred Shares		Ordinary Shares
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated deficit	Total Shareholders’ Deficit
Balance as of March 31, 2025 (unaudited)	75,921,039	$80,065	12,203,866	$34	$—	$—	$(68,067)	$(68,033)
Net loss	—	—	—	—	—	—	(10,256)	(10,256)
Exercise of options	—	—	146,750	—	6	—	—	6
Share based compensation	—	—	—	—	183	—	—	183
Deemed dividend preferred A shares	—	244	—	—	(189)	—	(55)	(244)

Balance as of June 30, 2025 (unaudited)	75,921,039	$80,309	12,350,616	$34	$—	$—	$(78,378)	$(78,344)

XTEND REALITY EXPANSION LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED SHARES

AND SHAREHOLDERS’ DEFICIT

U.S. dollars in thousands, except share and per share data

	Convertible Preferred Shares		Ordinary Shares
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated deficit	Total Shareholders’ Deficit
Balance as of December 31, 2025	117,720,975	$135,309	16,784,374	$48	$3,932	$125	$(89,114)	$(85,009)
Net loss	—	—	—	—	—	—	(19,364)	(19,364)
Foreign currency translation adjustments	—	—	—	—	—	(383)	—	(383)
Exercise of options			25,332	—	11	—	—	11
Share based compensation	—	—	—	—	2,089	—	—	2,089
Deemed dividend preferred A shares	—	486	—	—	(486)	—	—	(486)
Founder’s loan forgiveness	—	—	—	—	240	—	—	240
Issuance of holdback shares in connection with business combination	1,021,044	1,967	835,400	5	1,548	—	—	1,553

Balance as of June 30, 2026 (unaudited)	118,742,019	$137,762	17,645,106	$53	$7,334	$(258)	$(108,478)	$(101,349)

	Convertible Preferred Shares		Ordinary Shares
	Shares	Amount	Shares	Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated deficit	Total Shareholders’ Deficit
Balance as of December 31, 2024	71,245,072	$75,823	12,183,971	$34	$—	—	$(62,286)	$(62,252)
Net loss	—	—	—	—	—	—	(15,983)	(15,983)
Share based compensation	—	—	—	—	362	—	—	362
Issuance of series B-2 preferred shares, net of issuance costs	4,675,967	4,000	—	—	—	—	—	—
Exercise of options	—	—	166,645	—	15	—	—	15
Deemed dividend preferred A shares	—	486	—	—	(377)	—	(109)	(486)

Balance as of June 30, 2025 (unaudited)	75,921,039	$80,309	12,350,616	$34	$—	$—	$(78,378)	$(78,344)

The accompanying notes are an integral part of the unaudited interim condensed consolidated financial statements.

XTEND REALITY EXPANSION LTD.

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

U.S. dollars in thousands, except share and per share data

	Six months ended June 30,
	2026	2025
	Unaudited
Cash Flows from Operating Activities:
Net loss	$(19,364)	$(15,983)
Reconciliation of net loss to net cash provided by operating activities:
Non-cash financial expenses	21	112
Depreciation and amortization	833	325
Founder’s loan forgiveness	240	—
Share-based compensation	2,089	362
Remeasurement of warrants liabilities	343	4,377
Remeasurement of SAFE liability	(8,396)	—
Remeasurement of business combination holdback liability	547	—
Net changes in operating assets and liabilities, net of amounts acquired:
Trade receivable	(5,278)	8,573
Contract assets	(20)	(909)
Other accounts receivables and prepaid expenses	(5,183)	(2,677)
Long term assets	(80)	11
Inventory	(5,227)	1,815
Trade payables	926	(1,304)
Accrued expenses and other current liabilities	1,124	(395)
Operating lease right-of-use assets	1,387	729
Operating lease liabilities	(1,208)	(463)
Deferred income taxes, net	(79)	—
Interest paid	—	94
Deferred revenues	3,000	(2,746)

Net cash used in operating activities	$(34,325)	$(8,079)

Cash Flows from Investing Activities:
Investment in short-term restricted deposits	(74)	(2,566)
Proceeds from short-term restricted deposits	457	2,478
Purchase of property and equipment, net	(847)	(233)

Net cash used in investing activities	$(464)	$(321)

Cash Flows from Financing Activities:
Issuance of Preferred Shares, net	—	4,000
Exercise of options	11	15
Proceeds from SAFE	43,423	—

Net cash provided by financing activities	$43,434	$4,015

Effect of exchange rate changes on cash and cash equivalents	87	(112)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	8,645	(4,385)
Cash and cash equivalents and restricted cash at beginning of period	26,496	9,717

Cash, Cash Equivalents and Restricted cash at End of Period	$35,228	$5,220

Supplemental Disclosure of Non-Cash Activities:
Settlement of holdback liability in connection with business combination	$3,520
Issuance of warrants	$110
Supplementary Cash Flow Information:
Cash paid for:
Income taxes, net of refunds	$—	$87
Interest Paid	$—	$94
Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$34,808	$5,220
Restricted cash included in short-term restricted deposits	420	—
Total cash, cash equivalents, and restricted cash shown in the Condensed Consolidated Statements of Cash Flows	$35,228	$5,220

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 1 - OVERVIEW

a.

Xtend Reality Expansion Ltd. (together with its subsidiaries, the “Company” or “Xtend”) was incorporated in July 2018 under the laws of the State of Israel. The Company is a leader in software systems and artificial intelligence-powered robotics, deployed in high-threat, complex operational environments where human exposure carries significant risk. The Company develops integrated solutions that enable operators to interact with drones and other unmanned systems with precision in dynamic and complex physical environments.

Powered by its proprietary XTEND Operating System (“XOS”), the Company’s integrated software and advanced robotic hardware solutions are designed to provide autonomy at the edge. The Company operates across defense, law enforcement and private security missions through a platform of robots, drones and robotic subsystems. Its open architecture platform facilitates scalability and interoperability across partners and third-party applications, supporting a wide range of operational use cases and deployment environments.

b.

As of June 30, 2026, the Company operates through wholly owned subsidiaries located in Israel, the United States, Singapore, Malaysia, Latvia and the United Kingdom. These subsidiaries support the Company’s global operations, including research and development, manufacturing, sales and business development activities.

c.

For the six months ended June 30, 2026, the Company incurred a net loss of $19,364 and had an accumulated deficit of $108,478 as of June 30, 2026. Net cash used in operating activities for the six months ended June 30, 2026, was $34,325. As June 30, 2026, the Company’s cash and cash equivalents totaled $34,808. Based on its current operating plan, existing cash resources, and contracted customer demand, the Company believes it has sufficient funds to support its operations for at least twelve months following the issuance of its interim condensed consolidated financial statements for the six months ended June 30, 2026. The Company has generated revenue to date and maintains an order backlog and customer pipeline that supports continued revenue growth. However, the Company expects to incur net losses in the near term, and the achievement of profitability is dependent on various factors, including continued growth in revenues, expansion of distribution channels, and the Company’s ability to manage its cost structure. Until the Company achieves sustained profitability or positive cash flows from operations, it may continue to require additional funding. The Company intends to finance its future operations through a combination of cash on hand, current line of credit, loans, offerings of equity or debt securities, and adjustments to operating expenses to align with available cash resources.

d.

On February 13, 2026, The Company entered into a definitive agreement and plan of merger (“the Agreement” or the “Merger”) with JFB Construction Holdings, a Nevada corporation (“JFB”) and Xtend AI Robotics, Inc., a Delaware corporation (the “Parent”), pursuant to which a series of merger transactions were effected resulting in the Parent becoming the publicly traded holding company of the combined group, and both the Company and JFB becoming wholly-owned subsidiaries of the Parent. Under the terms of the agreement, the Company issued shares to the existing shareholders of the Company immediately prior to closing (the “Target shareholders”).

As a result of the Merger, outstanding shares of JFB Class A and Class B common stock converted into one share of Parent common stock. Each share of JFB Series C preferred stock outstanding immediately prior to the merger converted into 3.676 shares of JFB Class A common stock, each of which then converted into the right to receive one share of Parent common stock, subject to certain limitations. All outstanding JFB common stock purchase warrants were exercised immediately prior to the Merger, with the underlying shares converting into one share of Parent common stock. Ownership of Parent common stock by holders of JFB Series C preferred shares and warrants is capped at 4.99%, with any excess consideration issued in the form of pre-funded warrants subject to the same beneficial ownership limitation.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Following the Closing, Parent will issue additional shares of Parent common stock, to the Target shareholders, on a pro rata basis as follows: (i) if the Company and its subsidiaries achieve revenues of at least $75,000 for the fiscal year ending December 31, 2026, the Target shareholders will receive their pro rata share of 10,000,000 shares of Parent common stock; and (ii) if the Company and its subsidiaries achieve revenues of at least $150,000 for the fiscal year ending December 31, 2027, the Target shareholders will receive their pro rata share of 10,000,000 shares of shares of Parent common stock. Eligibility for earnout consideration is determined separately for each fiscal year and is not cumulative.

The Merger is subject to customary closing conditions, including minimum cash requirements, and includes a termination fee of $15,000. Upon closing, the Target shareholders are expected to assume control of the combined company and appoint the board of directors. As part of the Merger, the Company entered into Simple Agreements for Future Equity (“SAFE”) arrangements with JFB (see to Note 10). For more details about the Closing, please refer to Note 18 “Subsequent Events”.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation of the financial statements

The accompanying unaudited interim condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited interim condensed consolidated balance sheet as of June 30, 2026 was derived from the audited consolidated financial statements as of that date, but does not include all of the disclosures, including certain notes required by GAAP on an annual reporting basis. Certain information and note disclosures normally included in the financial statements prepared in accordance with GAAP have been condensed. Therefore, these unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2025.

In management’s opinion, the unaudited interim condensed consolidated financial statements have been prepared on the same basis as the annual consolidated financial statements and reflect all adjustments, which include only normal recurring adjustments necessary for the fair presentation of the Company’s financial position as of June 30, 2026 and the Company’s interim condensed consolidated results of operations, shareholders’ equity for the three and six months ended June 30, 2026 and 2025, and cash flows for the six months ended June 30, 2026 and 2025. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for the full year ending December 31, 2026 or any other future interim or annual period.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Use of estimates

The preparation of the unaudited interim condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the unaudited interim condensed consolidated financial statements and accompanying notes. The accounting estimates that require management’s subjective judgments include, but are not limited to, those related to: (1) estimates used in applying the Company’s revenue recognition policies, (2) allowances for credit losses, (3) operating lease assets and liabilities, including the incremental borrowing rate, (4) the useful lives of long-lived assets, (5) acquired intangible assets and goodwill (6) income taxes, including valuation allowance (7) assumptions used in the option pricing models to determine the fair value of share-based compensation (8) the fair value of financial assets and liabilities (9) impairment of long-lived assets and goodwill. The Company evaluates its estimates and judgments on an ongoing basis and revises them when necessary. Actual results may differ from the original or revised estimates.

Significant Accounting Policies

The Company’s significant accounting policies are discussed in Note 2, Significant Accounting Policies, in the Company’s notes to consolidated financial statements for the year ended December 31, 2025, which are included in the final prospectus to our Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 11, 2026. There have been no significant changes to these policies during the six months ended June 30, 2026, except as noted herein.

Restricted cash and short-term restricted deposits

The Company’s restricted cash and short-term restricted deposits are used as collateral related to the Company’s lease contracts and credit cards.

Concentrations of credit risks

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents, and restricted cash, short-term restricted deposit, trade receivables and contract assets.

As of June 30, 2026 and December 31, 2025, the majority of the Company’s cash and cash equivalents and restricted cash, short-term restricted deposit are invested in dollars with major banks in Israel and the United States. Generally, these cash and cash equivalents may be redeemed upon demand and therefore, management believes that they bear low risk.

Trade receivables and contract assets of the Company are mainly derived from sales to major customers located in the United States, Israel, Europe and Asia. The Company performs ongoing credit evaluations of its customers and obtains letters of credit and bank guarantees for certain receivables.

The Company estimates expected credit losses based upon its assessment of various factors, including historical experience, the age of the accounts receivable balances, the credit quality of its customers, current economic conditions and other factors. The allowance for credit losses was immaterial for as of June 30, 2026 and December 31, 2025.

As of June 30, 2026 the Company had four major customers with accounts receivable balances of more than 10% of total accounts receivable, amounting to 77%. As of December 31, 2025 the Company had three major customers with accounts receivable balances of more than 10% of total accounts receivable, amounting to 70%.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Major customer (above 10%) data as a percentage of total trade receivables:

	June 30, 2026	December 31, 2025
	Unaudited
Customer A	33%	39%
Customer B	18%	—
Customer C	—	17%
Customer D	15%	—
Customer E	—	14%
Customer F	11%	—

Total	77%	70%

Fair value of financial instruments:

In accordance with ASC 820, “Fair Value Measurements and Disclosures”, fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability.

A three-tier fair value hierarchy is established as a basis for considering such assumptions and for inputs used in the valuation methodologies in measuring fair value:

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of cash and cash equivalents, restricted cash, trade receivables, contract assets, other current assets, trade payables, accrued expenses and other current liabilities approximate their fair value due to the short-term maturity of such instruments.

The Company’s warrant liability, holdback liability and SAFE liability were measured at fair value using Level 3 unobservable inputs (see Note 12). The Company utilized a Black and sholes model for the initial and subsequent valuations of the SAFE liability and the warrant’s liability. The Company utilized the fair value of ordinary shares and preferred shares in the subsequent valuation of the holdback liability.

Cost to Obtain a Contract

The Company capitalizes certain sales commission as costs of obtaining a contract when they are incremental and if they are expected to be recovered. Capitalized contract costs are amortized on a systematic basis that is consistent with the transfer to the customer of goods or services to which the asset relates. For costs that the Company would have capitalized and amortized over one year or less, the Company has elected to apply the practical expedient and expense these contract costs as incurred. As of June 30, 2026, capitalized contract costs were immaterial.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Impairment of long-lived assets

The Company assesses the recoverability of its long-lived assets, including finite-lived intangible assets and ROU assets, whenever events or changes in circumstances indicate that their carrying value may not be recoverable, in accordance with ASC 360, “Property, Plant and Equipment”. The determination of whether any impairment exists includes a comparison of estimated undiscounted future cash flows anticipated to be generated over the remaining life of an asset or asset group to their net carrying amount. If such assets or asset group are impaired, the impairment loss to be recognized is measured by the amount by which the carrying amount of the asset or asset group exceeds the fair value of the asset or asset group. The Company did not record impairment charges during any of the periods presented.

Goodwill

Goodwill has been recorded in the Company’s financial statements as a result of acquisitions.

Goodwill represents the excess of the purchase price over the estimated fair value of net assets of a business acquired in a business combination. Under ASC Topic 350, Intangibles—Goodwill and Other (“ASC 350”), goodwill is not amortized but rather is subject to impairment test at least annually. The Company elected to perform an annual impairment test of goodwill during the fourth quarter, each year, or more frequently if events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is tested for impairment at the reporting unit level, by first performing a qualitative assessment to determine whether it is more likely than not that the fair value of the reporting unit is less than it carrying amount. If the reporting unit does not pass the qualitative assessment, the Company carries out a quantitative test for impairment of goodwill, by comparing the fair value of the reporting unit with the carrying amount of the reporting unit that includes goodwill. The Company may bypass the qualitative assessment and proceed directly to performing the quantitative goodwill impairment test. The Company has determined that it has one operating segment and one reporting unit. The Company did not record goodwill impairment charges during any of the periods presented.

Warranty costs

The Company maintains reserves to cover the expected costs that could result from its assurance type warranty. The warranty liability is in the form of product replacement and associated costs. Warranty reserves are based on the Company’s best estimate of such costs and are included in cost of revenues. The reserve for the related warranty expenses is based on various factors including assumptions about the frequency of warranty claims on product failures, derived from results of field monitoring and analysis of the history of product field failures, and the Company’s reliability estimates.

Warranty provision requires management to estimate expected product failure rates, the cost of replacement units, and associated remediation costs over the warranty period. These estimates are based on historical field return data, internal quality assurance testing, and reliability analyses. Due to the nature of the Company’s products and the environment in which they operate, actual warranty costs may differ from the amounts estimated.

The provision rate is reviewed periodically and adjusted as additional field performance data becomes available.

Warranty provisions amounted to $124 and $182 as of June 30, 2026 (unaudited), and December 31, 2025, respectively.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Equity linked instruments

The Company accounts for equity-linked instruments (i.e., Warrants and SAFEs) as either equity-classified or liability-classified instruments based on an assessment of the instrument’s specific terms and applicable authoritative guidance. The assessment considers whether the instruments are freestanding financial instruments, meet the definition of a liability under ASC 480, and meet all of the requirements for equity classification under ASC 815-40, including whether the instruments are indexed to the Company’s own stock and whether the conditions for equity classification are met. This assessment, which requires the use of professional judgment, is conducted at the time of issuance and as of each subsequent reporting period end date while the instruments are outstanding.

Instruments that meet all the criteria for equity classification are required to be recorded as a component of additional paid-in capital. Instruments that do not meet all the criteria for equity classification, are required to be recorded as liabilities at their initial fair value on the date of issuance and remeasured to fair value at each balance sheet date thereafter. Changes in the estimated fair value are recognized in financial income (expenses) in the unaudited interim condensed consolidated statements of comprehensive loss.

Comprehensive income (loss)

The Company accounts for comprehensive income (loss) in accordance with ASC 220, “Comprehensive Income”. The Company’s items of other comprehensive income (loss) relate to foreign currency translation adjustments.

The following table shows the components of accumulated other comprehensive loss, as of June 30, 2026 :

	Unaudited
	Foreign currency translation adjustments	Total
January 1, 2026	$125	$125
Change in foreign currency translation adjustment	(383)	(383)

June 30, 2026	$(258)	$(258)

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Employee related benefits

Severance pay:

The Israeli Severance Pay Law-1963 (the “Severance Pay Law”) generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain circumstances. The Company makes ongoing deposits into Israeli employees’ pension plans to fund their severance liabilities. Pursuant to Section 14 of the Severance Pay Law, the Company’s deposits on behalf of its employees are made in lieu of its severance liability, and accordingly neither the severance liability nor the related deposits are recorded in the financial statements.

Severance pay expenses for the six months ended June 30, 2026 (unaudited), and 2025 amounted to $650 and $366, respectively.

401(k) profit sharing plans:

The Company has a 401(K) defined contribution plan covering certain employees in the U.S. The Company matches 100% of employee contributions to the plan up to a limit of 4% of their eligible compensation. The Company’s matching contribution to the plan were immaterial for the six months ended June 30, 2026 and 2025 respectively.

Recently Adopted Accounting Pronouncement

In July 2025, the Financial Accounting Standard Board (“FASB”) issued Accounting Standards Update (“ASU”) 2025-05, “Financial Instruments—Credit Losses (Topic 326), Measurement of Credit Losses for Accounts Receivable and Contract Assets”, which provides a practical expedient when estimating expected credit losses for current accounts receivable and current contract assets arising from transactions accounted for under Topic 606, Revenue from Contracts with Customers. The practical expedient assumes that current conditions as of the balance sheet date do not change for the remaining life of the assets. The Company adopted this guidance on January 1, 2026 on a prospective basis and elected the practical expedient. The adoption did not have a material impact on its unaudited interim condensed consolidated financial statements.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU 2024-03, “Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosure (Subtopic 220-40), Disaggregation of Income Statement Expenses”, which requires disclosure of disaggregated information about certain expense captions presented in the Consolidated Statements of Operations as well as disclosure about selling expense. The ASU will be effective for the Company for annual periods beginning January 1, 2027 and interim periods beginning January 1, 2028, with early adoption permitted and could be applied either prospectively or retrospectively. The Company is currently evaluating the impact of the adoption on its consolidated financial statement disclosure.

In September 2025, the FASB issued ASU 2025-06, “Intangible—Goodwill and Other Internal-Use Software (Subtopic 350-40), Targeted Improvements to the Accounting for Internal-Use Software”, which modernizes the accounting guidance for costs to develop software for internal use. It removes the previous development stage model and introduces a more judgment-based approach. The ASU will be effective for the Company for the first quarter beginning January 1, 2028, with early adoption permitted. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

In December 2025, the FASB issued ASU 2025-10, Government Grants (Topic 832): “Accounting for Government Grants Received by Business Entities”. The update establishes guidance on the recognition, measurement, presentation, and disclosure of government grants, including grants related to an asset and grants related to income. The ASU is effective for public business entities beginning after December 15, 2028, and interim reporting periods within those annual reporting periods. The Company is currently evaluating the impact of the adoption on its consolidated financial statements.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 3 – REVENUE

Contract Balances

Revenue recognized during the three and six months ended June 30, 2026 (unaudited), which was included in deferred revenue (current) as of December 31, 2025 was $130 and $843. Revenue recognized during the three and six months ended June 30, 2025, which was included in deferred revenue (current) as of December 31, 2024 was $2,212 and $2,681, respectively.

Remaining Performance Obligation

The Company’s remaining performance obligations (“RPO”) represents the aggregate amount of total contract transaction price that is unsatisfied or partially unsatisfied at year’s end. Total RPO was $45,372 as of June 30, 2026. Of the total RPO as of June 30, 2026, we expect $36,786 will be recognized as revenue over the next 12 months, and $ 8,586 thereafter.

NOTE 4 – OTHER ACCOUNTS RECEIVABLE AND PREPAID EXPENSES

a.	Other accounts receivable and prepaid expenses is comprised of the following:

	As of
	June 30, 2026	December 31, 2025
Government institutions	$1,083	$353
Advances to suppliers	4,665	1,325
Prepaid expenses	1,336	515
Other current asset	579	209

	$7,663	$2,402

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 5 – INVENTORIES

Inventories are comprised of the following:

	As of
	June 30, 2026 Unaudited	December 31, 2025
Raw materials (*)	$7,201	$2,908
Work in Process	1,666	113
Finished products	928	1,600

	$9,795	$4,621

(*)	During the six months ended June 30, 2026, the Company recorded inventory write-off of $167.

NOTE 6 – GOODWILL

The following table represents the changes in goodwill:

Goodwill
Balance as of December 31, 2025	$13,311
Foreign currency translation adjustments	(346)

Balance as of June 30, 2026 (unaudited)	$12,965

NOTE 7 – ACCRUED LIABILITIES AND OTHER PAYABLE

a.	Accrued liabilities and other payables are comprised of the following:

	June 30, 2026	December 31, 2025
	Unaudited
Employees and related benefits	$4,347	$2,878
Claim payable	2,705	2,518
Government institutions	148	960
Warranty liability	124	182
Accrued expenses	1,633	1,422
Other current liabilities	72	88

	9,029	8,048

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 8 – COMMITMENTS AND CONTINGENCIES

a.	Royalty commitments:

In 2019, the Company received approval for a research and development participation grant from the IIA. Since 2019, the Company obtained grants from the IIA in an aggregating amount of $540 (the “Total Grant”) and in return undertook to pay royalties at a rate of 3% plus interest at TLBOR, out of any income generated through the technology developed as part of the project supported by such grant. During 2024, the Company fully repaid the Total Grant and all related accrued interest.

Under the Israeli Innovation Law, the transfer of know-how or other intellectual property rights developed with IIA funding outside of Israel requires the prior approval of the IIA. Approval may be granted only if the recipient assumes all obligations under the Innovation Law, including restrictions on the transfer of IIA-funded know-how and limitations on transferring manufacturing outside of Israel, as well as compliance with the applicable royalty payment obligations. In the event the Company transfers IIA-funded know-how, the Company would be required to pay royalties to the IIA from the consideration received in such transaction. There can be no assurance that the IIA would approve any such transfer, if requested.

b.	Litigation:

In the ordinary course of business, the Company may be subject from time to time to various proceedings, lawsuits, disputes, or claims. The Company investigates these claims as they arise and record a provision, as necessary. Provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. Although claims are inherently unpredictable, the Company is currently not aware of any matters that, it believes would individually, or in the aggregate, have a material adverse effect on its business, financial position, results of operations, or cash flow, except as noted below.

In July 2023, the Ministry of Defense of Ukraine (“MoD”) issued a formal penalty notice against Atlas Aerospace SIA (“Atlas”), a subsidiary of the Company, in connection with delayed delivery of goods under a supply contract. Following partial payments made by Atlas, the outstanding balance subject to debt recovery proceedings as of the reporting date is EUR 625 (approximately $712), excluding accrued interest and legal costs. In July 2026, the Company paid EUR 313 and expects to settle the remaining balance by the end of 2026. The provision is presented within accrued expenses and other current liabilities in the Company’s interim condensed consolidated balance sheets.

c.	Claim payable

In 2022, the Ukrainian charitable organization “Come Back Alive” has asserted a claim against Atlas in connection with advance payments made for products that were not fully delivered within the agreed timeframe. The claimed amount is approximately EUR 2,000. On May 8, 2023, the parties entered into a First Agreement on Mutual Settlement of Obligations in relation to this dispute; however, due to financial constraints on the part of Atlas, that agreement was only partially fulfilled. As of June 30, 2026, the Company recorded a liability of $2,636, representing the amount payable under the agreement. The liability is presented within accrued liabilities and other payables in the Company’s unaudited interim condensed consolidated balance sheets.

For other claims, where an unfavorable outcome is not considered probable or the amount of potential loss cannot be reasonably estimated, the Company did not record a provision.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 9 – WARRANTS LIABILITY

The following warrants were issued in connection with the Company’s equity financing activities and certain loan arrangements:

a.	SVB Warrants

On January 21, 2021, the Company entered into a series of agreements establishing a credit facility with a financial institution, Silicon Valley Bank (“SVB”). In connection with the credit facility, the Company granted the lender a warrant to purchase the Company’s preferred shares, subject to the terms and conditions set forth in the related warrant agreement. As of June 30, 2026, the warrants are exercisable into 226,326, Series A-2 preferred shares with an exercise price of $0.7479 per share.

b.	Union Warrants

On July 6, 2022, in connection with a $10 million SAFE agreement, the Company issued a warrant to Union Investments & Development Ltd. (“Union”). The warrants are exercisable into B-1 preferred shares and include net-issue exercise, automatic exercise if in-the-money at expiration, comprehensive anti-dilution protections, and alignment with rights of other preferred shareholders upon conversion. In July 2025, Union warrants were exercised into an aggregate of approximately 10,874,323 Series B-1 preferred shares, consisting of (i) 7,306,207 Series B-1 preferred shares issued for aggregate cash proceeds of $5,000, and (ii) 3,568,116 Series B-1 preferred shares issued on a cashless basis.

c.	Bank Hapoalim Warrants:

On October 9, 2024, the Company issued a warrant to Bank Hapoalim B.M. (“Hapoalim” or “BHI”) in connection with a financing facility agreement executed on the same date (see Note 11). The warrant entitles Hapoalim to purchase shares having the rights and preferences of the Company’s Preferred B-2 shares or, if applicable, the securities issued in the Company’s subsequent qualifying equity financing round. The warrants are exercisable into 561,116, Series B-2 preferred shares with an exercise price of $0.855 per share.

On April 20, 2026, the Company issued a warrant to Hapoalim in connection with an Amended and Restated Facility Agreement executed on the same date (see also Note 11). The warrant has an aggregate exercise amount of $175 and is exercisable immediately from the issue date, and an additional $175 exercise amount that is contingent upon the first drawdown under the second tranche of the term loan. The warrant entitles the bank, at its sole discretion, to purchase either (i) Series B-3 preferred share of the Company at an exercise price of $1.3369 per share, or (ii) shares of the most senior class issued in the Company’s next qualifying equity financing round at the lowest price per share paid in such round. In addition, the holder may choose a cashless exercise, whereby the exercise price is settled through a reduction in the number of warrant shares issued rather than a cash payment. The number of shares issuable upon exercise is determined by dividing the applicable exercise amount by the exercise price. The warrant expires on the tenth anniversary of its issue date, provided that if not exercised in full prior to expiration, it will be deemed automatically exercised on a cashless basis, unless waived by the bank. The exercise price and number of shares are subject to customary anti-dilution adjustments for stock splits, dividends, reclassifications and future down-round financings.

Each warrant was determined to be a freestanding financial instrument since each warrant is legally detachable and separately exercisable.

The warrants were classified as liabilities, as they are exercisable into the Company’s contingently redeemable preferred shares and therefore embody an obligation that is indexed to an obligation to repurchase the Company’s shares by transferring assets.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

As the Company’s warrants were classified as liabilities, the warrants were initially and subsequently measured at fair value, with changes in fair value recognized in earnings.

NOTE 10 – SAFE LIABILITY

In February 2026, in connection with the Merger with JFB, the Company entered into SAFE arrangements with JFB and several additional investors, for aggregate proceeds of $43,423, of which $30,223 was invested by JFB. The SAFEs do not bear interest and have no maturity date.

Pursuant to their terms, the SAFEs will automatically convert immediately prior to the closing of the merger. For the investors other than JFB, the SAFEs will convert into shares at a fixed price of $10.00 per share. The SAFE entered into with JFB will convert into ordinary shares at a price per share equal to the price defined in the merger agreement.

In addition, under the SAFE agreement with JFB, in the event that a JFB breach (as defined in the Agreement) which result in the termination of the Agreement, an amount of $25,000 will be deducted from the SAFE value for purposes of determining the number of securities issued upon conversion of the SAFE.

In the event the mergers do not close, the SAFEs contain certain conversion triggers which provide for the conversion of the SAFE into preferred shares in the event of: (i) an Equity Financing or (ii) either a change of control transaction, direct listing, or an initial public offering, which in each case is referred to as a Liquidity Event. In the event of a conversion, the number of shares is calculated as either: (i) in the case of an Equity Financing, the purchase amount divided by the lower of (x) the price per share equal to the Pre-Money Valuation Cap (as defined in the terms of the SAFE) divided by the Company Capitalization and (y) the price per share sold in the equity financing multiplied by 70%; (ii) in the case of a Liquidity Event, each SAFE holder will be entitled to receive (immediately prior to or concurrent with the consummation of such Liquidity Event), a portion of the Proceeds equal to the greater of (x) the SAFE purchase amount or (y) the amount such holder would actually receive if the holder converted SAFEs at the Pre-Money Valuation Cap immediately prior to such Liquidity Event. For purposes of the SAFEs, the Pre-Money Valuation Cap is equal to $1,000,000 and a 30% discount on the price per share in a future qualifying equity financing.

Each SAFE was determined to be a freestanding financial instrument since each SAFE is legally detachable and separately exercisable. Given that the SAFE could be settled in cash or a variable number of shares, the Company concluded that the SAFE should be accounted for as a liability, initially and subsequently measured at fair value, with changes in fair value recognized in earnings.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 11 – FINANCING ARRANGEMENTS

a.	Poalim Credit Line:

On October 9, 2024, the Company entered into a venture-lending facility with Hapoalim, under which Hapoalim agreed to make available a credit facility of up to $8,000, drawable in two installments, subject to satisfaction of various conditions precedent, including completion of an equity financing of at least $14,000, delivery of U.S. subsidiary guarantees, deposit-account control agreements, registration of security interests, and the provision of legal opinions. The Company was permitted to draw down the loans in U.S. Dollars or New Israeli Shekels during the access period which ended on the earlier of January 31, 2026, or an event of default.

As part of the facility, the Company issued a warrant to Hapoalim (see Note 9).

The Company concluded that the warrant issued to Hapoalim was effectively a commitment fee in exchange for access to the funds without current intention to draw down the funds, and as a result capitalized and, amortized the deferred cost on a straight-line basis over the access period. The credit line expired undrawn in January 2026.

On April 20, 2026, the Company entered into an Amended and Restated Facility Agreement with Hapoalim providing aggregate credit facilities of up to $25,000. The facilities consist of (i) a term loan of up to $15,000, available in two tranches of $8,000 and $7,000, drawable through January 31, 2027, bearing interest at Term SOFR plus 4.95% per annum, repayable in 36 equal monthly installments with a final maturity of January 31, 2030, and (ii) a revolving credit line of up to $10,000 for purchase order and invoice financing. The facilities are secured by first-ranking floating and fixed charges over all of the Company’s assets and intellectual property, as well as guarantees and pledges from the Company’s Israeli and U.S. subsidiaries. The Amended and Restated Facility Agreement contains customary covenants, including restrictions on liens, distributions, change of control, and material changes to the Company’s business. As part of the facility, the Company issued a warrant to Hapoalim (see Note 9). As of June 30, 2026, no amounts were drawn under the facility. The Company concluded that the warrant issued to the bank was effectively a commitment fee in exchange for access to the funds, and as a result capitalized and amortizes the deferred cost on a straight-line basis over the access period.

b.	Vopak Ventures Loan

On May 30, 2023, in connection with a business combination, the Company assumed a loan liability. As of December 31, 2024, the outstanding balance of the loan amounted to $1,405. The loan carried fixed interest at a rate of 3% and was repayable in a single bullet payment, including accrued interest, on October 31, 2025. The Company’s interest expenses related to the loan amounted to $17 in the six months ended June 30, 2025, respectively. The loan was repaid in full on October 31, 2025, and no amounts were outstanding as of December 31, 2025.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 12 – FAIR VALUE MEASUREMENTS

The Company evaluates assets and liabilities subject to fair value measurements on a recurring basis to determine the appropriate level to classify them for each reporting period. The Company did not have any transfers between fair value measurements levels in the six months ended June 30, 2026, and the year ended December 31, 2025, respectively.

The Company measures the fair value of the warrants liability, the holdback liability and SAFE using valuation techniques that are classified as Level 3 due to the use of unobservable inputs. Specifically, the Company applies a Black-Scholes simulation model for the warrants liability and SAFE, and utilizes the fair value of ordinary shares and preferred shares expected to be issued in the valuation of the holdback liability.

	June 30, 2026 (unaudited)
	Fair value measurements using input type
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrants liability	—	—	1,510	1,510
SAFE	—	—	35,027	35,027

Total financial liabilities	$—	$—	$36,537	$36,537

	December 31, 2025
	Fair value measurements using input type
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrants liability	—	—	1,057	1,057
Hold-back liability	—	—	2,973	2,973

Total financial liabilities	$—	$—	$4,030	$4,030

The following table presents the changes in the fair value of warrants liability:

Warrants liability
Fair value as of December 31, 2025	$1,057

Change in fair value	136

Fair value as of March 31, 2026	1,193

Issuance of warrant	110
Change in fair value	207

Fair value as of June 30, 2026	$1,510

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

The key inputs into the Black-Scholes model for the warrants liability as of June 30, 2026 and December 31, 2025, were as follows:

Input	June 30, 2026	December 31, 2025
Risk-free interest rate	4.06%	3.47%
Expected term (years)	1.5	3
Expected volatility	81.2%	79.2%

The Company’s use of a Black-Scholes model required the use of subjective assumptions:

•	The risk-free interest rate assumption was interpolated based on constant maturity U.S. Treasury rates over a term commensurate with the expected term of the warrants.

•	The expected term was based on the maturity of the warrants following the inception date.

•	The expected share volatility assumption was based on the implied volatility from a set of comparable publicly- traded companies as determined based on size and proximity.

The following table presents the changes in the fair value of SAFE:

SAFE
Fair value as of December 31, 2025	$—
Issuance of SAFE	43,423
Changes in fair value	(1,108)
Balance as of March 31, 2026	$42,315
Changes in fair value	(7,288)

Balance as of June 30, 2026	$35,027

The key inputs into the Black-Scholes model for the SAFE as of June 30, 2026, were as follows:

June 30,
Input	2026
Risk-free interest rate	4.06%
Expected term (years)	0.75
Expected volatility	78%

The following table presents the changes in the fair value of Hold-back liabilities:

Hold-back
Fair value as of December 31, 2025	$2,973
Change in fair value	652
Balance as of March 31, 2026	3,625

Changes in fair value	(105)
Settlement	(3,520)

Balance as of June 30, 2026	$—

During the three months ended June 30, 2026, the Company settled the holdback liability recognized in connection with the acquisition of Atlas. The Company issued ordinary shares and Series B-2 Preferred Shares to the former shareholders of Atlas.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 13 – CONVERTIBLE PREFERRED SHARES

a.	Convertible preferred shares consisted of the following:

	Authorized		Issued and Outstanding
	Number of shares				Carrying amount		Liquidation Preference
	As of
	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025	June 30, 2026	December 31, 2025
	Unaudited		Unaudited		Unaudited		Unaudited
Share no par value:
Series Seed 1	3,328,245	3,328,245	3,328,245	3,328,245	2,916	2,916	2,180	2,180
Series Seed 2	2,081,110	2,081,110	2,081,110	2,081,110	1,811	1,811	975	975
Series Seed 3	1,851,147	1,851,147	1,851,147	1,851,147	1,614	1,614	970	970
Series A-1	8,144,594	8,144,594	8,144,594	8,144,594	21,056	20,724	19,932	19,599
Series A-2	4,300,193	4,073,867	4,073,867	4,073,867	5,641	5,551	5,364	5,274
Series A-3	1,940,257	1,940,257	1,940,257	1,940,257	4,013	3,949	3,816	3,752
Series B-1	35,734,255	34,962,872	34,962,872	34,962,872	33,696	33,696	26,759	26,759
Series B-2	39,923,901	36,199,184	37,220,228	36,199,184	34,008	32,041	26,015	26,015
Series B-3	26,336,675	25,139,699	25,139,699	25,139,699	33,007	33,007	33,663	33,663

	123,640,377	117,720,975	118,742,019	117,720,975	$137,762	$135,309	$119,674	$119,187

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

The holders of the preferred shares have the following rights, preferences and privileges:

a.

Voting Rights—Each holder of convertible preferred shares is entitled to the number of votes equal to the number of ordinary shares into which such shares of convertible preferred shares could be converted at the record date.

b.	Redemption—The convertible preferred shares do not contain any date-certain redemption features.

c.

Conversion Rights – Each preferred share is convertible, at the option of the holder, into Ordinary Shares at any time after issuance. The number of Ordinary Shares into which each preferred share is convertible is determined based on the applicable original issue price and the conversion price of such preferred share, as adjusted from time to time for customary anti-dilution and capital adjustments, including share splits, combinations, recapitalizations and similar events.

All preferred share are automatically convertible into Ordinary Shares upon the earlier of (i) the closing of a qualified initial public offering (“Qualified IPO”), or (ii) the written consent of the holders of a majority of the Preferred Shares (Preferred Majority).

d.

Liquidation Preference and dividend distribution —In the event of any liquidation, deemed liquidation (including certain change of control transactions) and/or any distribution of dividends by the Company any and all assets and funds available for distribution to the Shareholders or being received by or payable to the Shareholders in the framework of a Deemed Liquidation and/ or a Distribution shall be distributed to the Shareholders in the following order and preference:

1.	Preferred B and A Shares (First Distribution):

Holders of preferred B and A Shares are entitled to receive an amount equal to the greater of: their Original Issue Price plus any unpaid dividends, or the amount they would have received if their shares were converted into Ordinary Shares. If the assets available are insufficient, the distribution is made pro rata among these shareholders. Pari-passu between Series B and A alike.

2.	Preferred A Shares Coupon (Second Distribution):

After the first distribution, holders of Preferred A Shares receive an additional 4% per annum (up to 5 years) on their Original Issue Price as a coupon, if applicable. If assets are insufficient, they are distributed pro rata among these shareholders. Pari-passu between Series A holders.

3.	Series Seed Preferred Shares (Third Distribution):

After payments to Preferred A shareholders (Second distribution), holders of Series Seed preferred share receive either: their Original Issue Price plus unpaid dividends, or the amount they would have received if their shares were converted into Ordinary Shares. If assets are insufficient, this amount is distributed pro rata among these shareholders. Pari-passu between Series Seed holders.

4.	Ordinary Shares (Fourth Distribution):

After all preferences are satisfied, any remaining assets are distributed to holders of Ordinary Shares on a pro rata basis, excluding holders of Preferred B, A, and Series Seed shares who have already received their full entitlements

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

e.

Classification and measurement of Convertible Preferred Shares—The deemed liquidation preference provisions of the convertible preferred shares are considered contingent redemption provisions that are not solely within the Company’s control. Accordingly, the convertible preferred shares have been presented outside of permanent equity in the mezzanine section of the unaudited interim condensed consolidated balance sheets. As of June 30, 2026 and December 31, 2025, the Company did not adjust the carrying values of the shares to the redemption values of such shares since a redemption was not probable.

As class A preferred shareholders are entitled to a paid in-kind dividend that increases the liquidation preference by 4% per annum, for the three and six months ended June 30, 2026 and 2025, the Company recorded deemed dividend equal to the increase in the liquidation preference. As there are no retained earnings, the dividend for the three and six months ended June 30, 2026 was charged against additional paid in capital. The dividend for the three and six months ended June 30, 2025 was charged against additional paid in capital and accumulated deficit, since the Company does not believe additional paid in capital can be recorded as a negative amount.

NOTE 14 – SHAREHOLDERS’ DEFICIT

a.	Share capital:

Ordinary shares shall confer on their shareholders all rights in the Company, including the right to vote on any matter at any general meeting, with each ordinary share having voting power of one vote for one ordinary share, the right to receive notice of any General Meeting, the right to receive dividends and to participate in any distribution of surplus assets and funds in the Company. Pursuant to the terms of the Bank Hapoalim B.M. financing arrangement, the Company is restricted from paying cash dividends to its shareholders without initial approval from the bank.

b.	Stock Options plan:

Description of plan:

In 2019, the Company adopted employee share incentive plan named the “XTEND 2019 Share Option Plan” (the “Plan”). Under the Plan, employees, directors, and consultants of the Company may be granted options to acquire Ordinary Shares of the Company.

The vesting schedule is generally over four years, such that no portion of the options vest prior to the completion of the first full year of continuous service. Each option granted under the Plan is exercisable until the earlier of the 10th anniversary from the date of the grant date of such option or the expiration dates of the respective option, subject to the terms of the Plan and each applicable option agreement.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Valuation assumptions:

The Company selected the Black-Scholes-Merton option-pricing model as the most appropriate fair value method for its stock options awards. The option-pricing model requires a number of assumptions, of which the most significant are the expected stock price volatility and the expected option term.

A summary of employees’ and directors’ option balances under the 2019 Plan as of June 30, 2026 and changes during the year then ended are as follows:

	Number of Stock Options	Weighted Average Exercise Price	Weighted Average Remaining contractual terms (in years)	Aggregate intrinsic value (in thousands)
Outstanding as of January 1, 2026	25,081,159	$0.44	7.2	$5,518
Granted	1,541,630	1.48	9.7	423
Exercised	(25,332)	0.48	7.7	(32)
Forfeited	(352,794)	0.51	9.0	(439)

Outstanding as of June 30, 2026	26,244,663	0.54	8.8	31,884
Exercisable as of June 30, 2026	9,241,984	0.48	8.2	11,850

The aggregate intrinsic value in the table above represents the total intrinsic value the difference between the Company’s closing stock price and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on that date. These amounts changed based on the fair market value of the Company’s stock. Total intrinsic value of options exercised for the six months ended June 30, 2026, and June 30, 2025 was $32, $61, respectively.

As of June 30, 2026, there was $9,230 of unrecognized compensation expense related to unvested stock options which is expected to be recognized over a weighted average period of approximately 2.39 years, based on the vesting periods of the grants.

The total share base compensation expense recognized for the six months ended June 30, 2026 and 2025, was as follows:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Cost of revenues	50	3	80	6
Research and development	369	90	818	179
Sales and marketing	88	13	155	24
General and administrative	526	77	1,036	153

Total share-based compensation expense	$1,033	$183	$2,089	$362

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

Repricing:

In September 2024, the Board of Directors approved the repricing of the exercise price of an aggregate of 983,369 outstanding incentive share options with exercise prices ranging from $0.66 and $0.7 per ordinary share to $0.47 per ordinary share. The modification resulted in $73 of incremental compensation costs, which was fully recognized as of June 30, 2026.

NOTE 15 – RELATED PARTIES

In 2024, the Company entered into loan agreements with two of its founders, under which the founders received an aggregate loan amount of $240 from the Company. The loans bear interest at the rate prescribed under Section 3(i) of the Israeli Tax Authority, which amounted to 6.69% and 6.91% in 2025 and 2024, respectively.

The loans are secured by all outstanding ordinary shares held by the founders and mature in 36 months from the date of issuance. The loans may be repaid in cash or by the delivery of a variable number of ordinary shares (up to the total number of outstanding shares held by the founders), such that the aggregate fair value of the shares delivered equals the outstanding principal balance and accrued interest at the time of the repayment. The Company evaluated the terms of the loans and concluded that the compensatory component within the loans was immaterial as of the issuance date. Accordingly, the loans were recorded as a reduction of the Company’s shareholders equity.

In February 2026, the Company’s board of directors approved the full forgiveness of the loans, and as a result, the Company recognized compensation expenses for the full loan amount.

NOTE 16 – SEGMENT INFORMATION

The Company operates as one operating segment. Operating segments are defined as components of an enterprise for which separate financial information is regularly evaluated by the CODM, which is the Company’s chief executive officer, in deciding how to allocate resources and assess performance. The Company’s CODM evaluates the Company’s financial information and resources and assesses the performance of these resources on a consolidated basis. There is no expense or asset information that is supplemental to those disclosed in these unaudited interim condensed consolidated financial statements, that are regularly provided to the CODM. The allocation of resources and assessment of performance of the operating segment is based on consolidated net loss as shown in the Company’s unaudited interim condensed consolidated statements of comprehensive loss. The CODM considers net loss in the annual forecasting process and reviews actual results when making decisions about allocating resources. Since the Company operates as one operating segment, financial segment information, including profit or loss and asset information, can be found in the unaudited interim condensed consolidated financial statements.

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

The following table represents total revenue by geographic area based on the customers’ shipping address:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
ISRAEL	$2,580	$529	$5,146	$1,062
UNITED KINGDOM	—	—	1,560	—
EMEA	341	—	416	333
LATVIA	302	—	615	—
USA	583	2,654	662	3,114
INDIA	517	—	1,559	—
APAC	503	490	620	884

Total	$4,826	$3,673	$10,578	$5,393

The Company’s long-lived assets, including ROU assets by geographic area are summarized as follows:

	As of
	June 30, 2026	December 31, 2025
	Unaudited
ISRAEL	1,665	1,899
LATVIA	572	1,163
USA	1,071	1,147
SINGAPORE	1,466	1,461

Total	4,774	5,670

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 17 – NET LOSS PER SHARE ATTRIBUTABLE TO ORDINARY SHAREHOLDERS

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented:

	Three months ended June 30,		Six months ended June 30,
	2026	2025	2026	2025
Numerator:
Net loss	$(7,771)	$(10,256)	$(19,364)	$(15,983)
Deemed dividend on Series A preferred shares	(244)	(244)	(486)	(486)

Net loss attributable to ordinary shares – basic and diluted	$(8,015)	$(10,500)	$(19,850)	$(16,469)

Denominator:
Weighted-average shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	17,502,305	12,263,473	17,148,002	12,229,407

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.46)	$(0.86)	$(1.16)	$(1.35)

The potential shares of ordinary shares that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented because including them would have been anti-dilutive are as follows:

	Three months ended June 30,		Six months ended June 30,
	2026 and 2025		2026 and 2025
	Unaudited		Unaudited
Convertible preferred shares	118,573,715	75,921,039	118,152,082	74,726,070
Warrants	2,371,233	16,865,597	2,322,869	16,867,395
Outstanding share options	25,895,707	8,950,043	25,813,577	8,981,629
SAFE	7,475,680	—	5,689,823	—

Total	154,316,335	101,736,679	151,978,351	100,575,094

XTEND REALITY EXPANSION LTD.

NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

U.S. dollars in thousands, except share and per share data

NOTE 18 – SUBSEQUENT EVENTS

a.

The Company has evaluated subsequent events from the balance sheet date through September 3, 2026, the date on which these unaudited interim condensed consolidated financial statements were available to be issued.

On July 16, 2026, the Company, JFB, the Parent and XT Merger Sub 2, Inc., a Nevada corporation and a direct, wholly-owned subsidiary of the Parent (“Merger Sub II”), entered into a second amendment to the Agreement, which, among other things, reduced the minimum amount of cash that JFB was required to have available at the closing of the Merger from $110,000 to $60,000. On the same date, the Company, JFB and an existing stockholder and warrant holder of JFB entered into an amended and restated support agreement, which modified the terms of the JFB common stock purchase warrants held by such stockholder and committed such stockholder to exercise certain of its warrants upon the closing of the Merger

On September 3, 2026, the transactions contemplated by the Agreement, as amended, were consummated, and Parent became the publicly traded holding company of the Company and JFB.

In connection with the closing of the transactions, all outstanding Company ordinary shares, including shares issued upon the conversion of the Company’s preferred shares and SAFEs (other than SAFEs held by JFB), were converted into the right to receive shares of Parent common stock in accordance with the exchange ratio determined pursuant to the Agreement. In addition, outstanding shares of JFB Class A and Class B common stock each converted into one share of Parent common stock. Each share of JFB Series C preferred stock outstanding immediately prior to the merger converted into 3.676 shares of JFB Class A common stock, each of which then converted into the right to receive one share of Parent common stock, subject to certain limitations. All outstanding JFB common stock purchase warrants were exercised immediately prior to the Merger, with the underlying shares converting into one share of Parent common stock. Ownership of Parent common stock by holders of JFB Series C preferred shares and warrants is capped at 4.99%, with any excess consideration issued in the form of pre-funded warrants subject to the same beneficial ownership limitation.

At the effective time of the merger, the Company’s outstanding employee share options were assumed by Parent and converted into employee share options of Parent in accordance with the terms of the Agreement. In connection with the transaction, vesting of certain awards was accelerated immediately prior to closing.

Immediately following the closing of the transaction, former Company shareholders held approximately 87.41% of the voting power and 79.61% of the economic interests of Parent, while former JFB securityholders held approximately 12.59% of the voting power and 20.39% of the economic interests of Parent.